Exhibit 3.1

DEAN HELLER	Entity #
Secretary of State	E0811442006-3
206 North Carson Street	Document Number
Carson City, Nevada 89701-4299	20060695368-85
(775) 684-5708
Website: secretaryofstate.biz	Date Filed:
10/26/2006 8:33:05 AM
In the office of
/s/ Dean Heller Dean Heller Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation	NOVA TECHNOLOGIES USA, INC.
2. Resident Agent Name and Street Address:	Resident Agents of Nevada, Inc.
(must be a Nevada	Name
address where process	711 S. Carson Street, Ste 4	Carson City	Nevada	89701
is served)	(MANDATORY) Physical Street Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 25,000,000	Par value per share: $.001	Number of shares without par value:

4. Names & Addresses of the Board of Directors/Trustees:	1. Dwight Alan Teegardin
(each Director/Trustee	Name
must be a natural person	711 S. CARSON STREET STE 4	Carson City	NV	89701
at least 18 years of age;	Street Address	City	State	Zip Code
attach additional page if	2.
more than 3	Name
directors/trustees)
	Street Address	City	State	Zip Code
3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Any legal purpose

6. Name, Address and Signature of Incorporator:	Sandra L. Miller		X/s/ Sandra L. Miller
(attach additional page if	Name		Signature
more than 1 incorporator)	711 S. Carson Street, Ste 4	Carson City	NV	89701
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
	X/s/ Sandra L. Miller	10/26/06
	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees.

DEAN HELLER Secretary of State	STATE OF NEVADA	CHARLES E. MOORE Securities Administrator

RENEE L. PARKER Chief Deputy Secretary of State	THE GREAT SEAL OF THE STATE OF NEVADA	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

PAMELA RUCKEL Deputy Secretary for Southern Nevada	OFFICE OF THE SECRETARY OF STATE Filing Acknowledgement	ELLICK HSU Deputy Secretary for Elections

October 26, 2006

Job Number C20061031-0976	Corporation Number E0811442006-3

Filing Description Articles of Incorporation	Document Filing Number 20060695368-85	Date/Time of Filing October 26, 2006 08:33:05 AM

Corporation Name NOVA TECHNOLOGIES USA, INC.	Resident Agent RESIDENT AGENTS OF NEVADA INC

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division.  The filing date and time have been affixed to each document, indicating the date and time of filing.  A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Dean Heller
DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

THE GREAT SEAL OF THE
STATE OF NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that NOVA TECHNOLOGIES USA, INC., did on October 26, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 6, 2006.

/s/ Dean Heller
DEAN HELLER
Secretary of State

By /s/ Monica Fitzgerald
Certification Clerk

THE GREAT SEAL OF
THE STATE OF NEVADA